UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No Fee Required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Your **Vote** Counts!

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

2026 Annual General Meeting
Vote by May 19, 2026
3:59 p.m. Eastern Time

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

V93462-P48683

You invested in ALTISOURCE PORTFOLIO SOLUTIONS S.A. and it's time to vote!

You have the right to vote on proposals being presented at the Annual General Meeting. **This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 20, 2026.**

Get informed before you vote

View the Notice, Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 6, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

Wednesday, May 20, 2026
9:00 a.m. Central European Time

33, Boulevard Prince Henri
L-1724 Luxembourg City
Grand Duchy of Luxembourg

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors	
1a.	John G. Aldridge, Jr.	For
1b.	Mary C. Hickok	For
1c.	Wesley G. Iseley	For
1d.	Joseph L. Morettini	For
1e.	William B. Shepro	For
1f.	Matthew Winkler	For
2.	Proposal to approve the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2026 and until our 2027 annual general meeting of shareholders, and the appointment of Atwell S.à.r.l. as our certified auditor (*Réviseur d'Entreprises*) for the same period	For
3.	Proposal to approve our Luxembourg Annual Accounts for the year ended December 31, 2025 and consolidated financial statements prepared in accordance with International Financial Reporting Standards (the "Consolidated Accounts" and, together with the Luxembourg Annual Accounts, the "Luxembourg Statutory Accounts") as of and for the year ended December 31, 2025	For
4.	Proposal to receive and approve our Directors' report for the Luxembourg Statutory Accounts for the year ended December 31, 2025 and to receive our supervisory auditor's (*Commissaire aux Comptes*) report for the Luxembourg Annual Accounts for the same period	For
5.	Proposal to allocate the results in the Luxembourg Annual Accounts for the year ended December 31, 2025	For
6.	Proposal to discharge each of our Directors for the performance of their mandate for the year ended December 31, 2025 and our supervisory auditor (*Commissaire aux Comptes*) for the performance of her mandate for the same period	For
7.	Proposal to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in the proxy statement	For
8.	Proposal to approve an amendment and restatement of the Company's 2009 Equity Incentive Plan (the "Plan") to (i) increase the number of shares of common stock reserved for issuance under the Plan by an additional 800,000 shares and (ii) provide for automatic annual increases to the share reserve (subject to the discretion of the Board of Directors to decrease any such automatic increase) for a period of four years, subject to specified percentage and numerical limitations and any conditions on the ability of the Board of Directors to increase the issued share capital under the Company's Amended and Restated Articles of Incorporation	For

NOTE: Proxies will vote in their discretion upon such other business that may properly come before the Annual General Meeting and any adjournment or postponement thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

V93463-P48683